EX-35.1
FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

JPMBB Commercial Mortgage Securities Trust 2013-C17,
Commercial Mortgage Pass-Through Certificates
Series 2013-C17 (the "Trust")

I, Stacey Ciarlanti, on behalf of Situs Holdings, LLC, as special servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:


1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer's activities during the preceding calendar year between January 1, 2013 through December 31, 2013 and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year between January 1, 2013 through December 31, 2013.


Date: 3/20/14


SITUS HOLDINGS, LLC, as special servicer


By:    /s/ Stacey Ciarlanti
Name:  Stacey Ciarlanti
Title: Vice President - Compliance


Exhibit HH-1